UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

REGI U.S., Inc.

(Exact name of registrant as specified in its charter)

Oregon	000-23920	91-1580146
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7520 N. Market Street, Suite 10, Spokane, WA. 99217

(Address of Principal Executive Offices) (Zip Code)

509-470-1040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 27th, 2019, Michael S. Urso is stepping aside from his positons of Chief Executive Officer and a Director of the company. Mr. Urso will continue with the Company as VP for Operations where he will use his extensive management experience to direct the operations of the Company. Mr. Urso’s stepping back from these roles is not related to any issues regarding the integrity of the company’s policies, practices, financial statements or accounting policies and practices.

Effective immediately Paul W. Chute is appointed by the Board of Directors to serve as Chief Executive Officer. Mr. Chute, 70, currently serves as Chairman of the Board and as Chief Financial Officer for the company. Mr. Chute previously served as CEO of the Company from its reorganization in 2016 until his voluntary stepping down form this position in April 2018. Mr. Chute has over 45 years of executive experience with directing numerous public and private companies including having served as both the CEO and CFO of Reg Technologies, Inc., and Acadia National Health Systems Inc. He has an MBA in Business Management from Husson University and a BS in Accounting from the University of Maine.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

RGUS-News Release-3-27-19.pdf

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGI U.S., Inc.

By	/s/ Paul W Chute
Name:	Paul W Chute
Title:	Chief Executive Officer

Date: March 27, 2019

INDEX TO EXHIBITS

Exhibit No.	Description

1	RGUS-News Release-3-27-19.pdf